FIFTH AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

THOSE REGISTERED INVESTMENT COMPANIES LISTED ON SCHEDULE B, ON

BEHALF OF EACH SERIES OF SUCH REGISTERED INVESTMENT COMPANIES

LISTED ON SCHEDULE B,

AND

STATE STREET BANK AND TRUST COMPANY

This Fifth Amendment (this “Amendment”) dated as of August 6, 2025 is between those REGISTERED INVESTMENT COMPANIES listed on Schedule B to the Agreement (as defined below), each a registered management investment company (organized as a Maryland corporation) (each, a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B (each such series, a “Fund” and collectively, the “Funds”), severally and not jointly, and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Reference is made to a Securities Lending Authorization Agreement dated December 1, 2008, by and between the Funds and State Street, as amended and in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth below.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment. Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

3. Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Amendment will at all times comply with all applicable laws and regulations.

4. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the governing law of the Agreement.

6. Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH REGISTERED	STATE STREET BANK AND
INVESTMENT COMPANY, listed	TRUST COMPANY
on Schedule B on behalf of itself and its respective series as listed on Schedule B, severally and not jointly
By: /s/ David I. Kim
By: /s/ Kevin J. Adamson	Name: David I. Kim
Name: Kevin J. Adamson	Title: Managing Director
Title: Vice President

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December, 2008, as amended to date, between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (each such series, a “Fund” and collectively, the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

VALIC COMPANY I
Fund Name	Taxpayer ID Number	Tax Year-End	Amount of Demand Spread
Asset Allocation Fund	79-0215179	May 31	5 basis points

Capital Appreciation Fund	76-0578476	May 31	5 basis points

Core Bond Fund	76-0578451	May 31	5 basis points

Dividend Value Fund	76-0654820	May 31	5 basis points

Emerging Economies Fund	59-3824902	May 31	5 basis points

Global Real Estate Fund	06-1837251	May 31	5 basis points

Global Strategy Fund	59-3824903	May 31	5 basis points

Government Securities Fund	76-0215184	May 31	5 basis points

Growth Fund	59-3824909	May 31	5 basis points

High Yield Bond Fund	76-0578450	May 31	5 basis points

Inflation Protection Fund	061735893	May 31	5 basis points

International Equities Index Fund	76-0286950	May 31	5 basis points

International Government Bond Fund	760345438	May 31	5 basis points

International Growth Fund	76-0654822	May 31	5 basis points

International Opportunities Fund	76-0578474	May 31	5 basis points

International Socially Responsible Fund	76-0286860	May 31	5 basis points

International Value Fund	59-3824898	May 31	5 basis points

Large Cap Core Fund (n/k/a Large Capital Growth Fund)	06-1735895	May 31	5 basis points

Mid Cap Index Fund	76-0215172	May 31	5 basis points

Mid Cap Strategic Growth Fund	06-1735899	May 31	5 basis points

Mid Cap Value Fund	76-0578471	May 31	5 basis points

Nasdaq-100® Index Fund	76-0654814	May 31	5 basis points

Science & Technology Fund	76-0431375	May 31	5 basis points

Small Cap Growth Fund	76-0578467	May 31	5 basis points

Small Cap Index Fund	76-0360761	May 31	5 basis points

Small Cap Special Values Fund	59-3824910	May 31	5 basis points

Small Cap Value Fund	76-0578468	May 31	5 basis points

Stock Index Fund	76-0215164	May 31	5 basis points

Systematic Core Fund	76-0431374	May 31	5 basis points

Systematic Growth Fund (Formerly, Blue Chip Growth Fund)	76-0658010	May 31	5 basis points

Systematic Value Fund	59-3824907	May 31	5 basis points

U.S. Socially Responsible Fund	76-0578463	May 31	5 basis points